UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported) February 11, 2009

TeleTech Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

9197 S. Peoria Street, Englewood, Colorado		80112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (303) 397-8100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  Compensatory Arrangements of Certain Officers.

At a meeting of the Compensation Committee (the “Committee”) of TeleTech Holdings, Inc.’s Board of Directors held on February 11, 2008, the Committee approved the following:

1.               The 2009 Management Incentive Plan ( the “2009 MIP”) and individual targets for executive officers under the 2009 MIP;

2.               Discretionary cash bonuses for executive officers;

3.               2009 base salaries for executive officers, which will be maintained at the same levels that were effective as of December 31, 2008; and

4.               New form of RSU agreement.

2009 MIP.  The 2009 MIP, which is effective as of January 1, 2009, is designed to motivate employees to achieve the goals and objectives in the TeleTech’s 2009 Operating Plan and to reward employees for their individual contributions to TeleTech. Certain full-time regular employees hired before October 1, 2009 are eligible to participate in the 2009 MIP. The 2009 MIP excludes employees eligible for sales incentive, site management incentive or other special incentive plans. All executive officers of TeleTech are eligible to participate in the 2009 MIP. Funding for the MIP, as well as discretionary cash bonuses and other employee benefit programs, comes from our incentive benefit pool. We make contributions to the incentive benefit pool periodically throughout the year based on our achievement of revenue and operating income objectives in our internal business plan (excluding extraordinary, unusual or infrequently occurring events or changes in accounting principles).  The Compensation Committee, however, has discretion to distribute less than the total amount of funds available in the incentive benefit pool. Each participant’s award can vary from zero to one hundred and fifty percent of the participant’s incentive target as determined by the Committee in its sole discretion.

The Committee established incentive target levels for 2009 approved by the Committee for two of the five executive officers who were named in the Summary Compensation Table of TeleTech’s 2008 definitive proxy statement on Schedule 14A (the “Named Executive Officers”), as set forth below:

		Incentive Target
Name	Position	(% of Base Salary)

Gregory G. Hopkins	Executive Vice President of Global Accounts	100%
John R. Troka, Jr.	Senior Vice President and Interim Chief Financial Officer	75%

None of the other Named Executive Officers will participate in the MIP.

Discretionary Cash Bonuses.   The Committee approved the following discretionary cash bonuses for two of the five Named Executive Officers:

Name	Position	Discretionary Cash Bonus	Percentage of Current Salary

Gregory G. Hopkins	Executive Vice President of Global Accounts	$150,000	50%
John R. Troka, Jr.	Senior Vice President and Interim Chief Financial Officer	$125,000	50%

None of the other Named Executive Officers will receive discretionary cash bonuses.

2009 Base Salaries.  The Committee maintained 2009 base salaries for executive officers at the same levels that were effective as of December 31, 2008.

New Form of RSU Agreement.  The Committee approved a new form Restricted Stock Unit Agreement, the form of which is attached hereto as Exhibit 10.1, in order to conform the form to an amendment to the Amended and Restated 1999 Stock Option and Incentive Plan which replaced the term “Termination of Employment” with “Termination of Service,” as such term is defined in the new form Restricted Stock Unit Agreement.

Item 9.01.  Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.

(d)

Exhibits:

Exhibit Number

Description

10.1	Form of Restricted Stock Unit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeleTech Holdings, Inc.

Date:	February 17, 2008	By:	/s/ Kenneth D. Tuchman
Kenneth D. Tuchman
Chief Executive Officer